UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2019

Royal Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52547	11-3480036
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

56 Broad Street, Suite 2

Charleston, South Carolina 29401

(Address of principal executive office) (Zip Code)

(843) 900-7693

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 5, 2019, Royal Energy Resources, Inc. entered into an amended and restated secured promissory note (the “Amendment”) with Cedarview Opportunities Master Fund, L.P (“Cedarview”). The Amendment relates to the secured promissory note (‘the “Note”) executed between Royal and Cedarview on May 31, 2017 for the principal sum of $2,500,000 with a maturity date of May 31, 2019. The Amendment extends the maturity date to May 31, 2020 and requires a principal reduction of $1,000,000 due on or before May 31, 2019 along with a $45,000 extension fee due upon execution of the Amendment. All other terms, provisions, conditions and definitions as set forth in the Note remain in full force and effect, including without limitation all security and collateral required by the Note.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Secured Promissory Note dated as of March 5, 2019 by Royal Energy Resources, Inc. and Cedarview Opportunities Master Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Royal Energy Resources, Inc.

Dated: March 11, 2019	By:	/s/ Whitney C. Kegley
	Name:	Whitney C. Kegley
	Title:	General Counsel

EXHIBIT INDEX

10.1	Amended and Restated Secured Promissory Note dated as of March 5, 2019 by Royal Energy Resources, Inc. and Cedarview Opportunities Master Fund, L.P.